Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

for Tender of Shares of Common Stock

of

CARBONITE, INC.

at

$23.00 PER SHARE

Pursuant to the Offer to Purchase, dated November 25, 2019

by

CORAL MERGER SUB INC.

a wholly-owned subsidiary of

OPEN TEXT CORPORATION

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE MINUTE AFTER 11:59 P.M. EASTERN TIME, ON MONDAY, DECEMBER 23, 2019, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED IN ACCORDANCE WITH THE MERGER AGREEMENT.

This Notice of Guaranteed Delivery must be used to accept the Offer (as defined below) if a stockholder wishes to participate in the Offer and (a) certificates representing shares of common stock of Carbonite, Inc., a Delaware corporation, par value $0.01 per share (the “Shares”), are not immediately available, (b) the procedure for book-entry transfer cannot be complied with on a timely basis or (c) time will not permit all required documents to reach American Stock Transfer & Trust Company, LLC (the “Depositary and Paying Agent”) prior to the Expiration Time (as defined in the Offer to Purchase (as defined below)). This Notice of Guaranteed Delivery may be delivered by hand or transmitted by facsimile transmission or mail to the Depositary and Paying Agent and must include a guarantee by an Eligible Institution (as defined below). See Section 3—“Procedures for Tendering Shares” of the Offer to Purchase.

Shares tendered pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase shall be deemed validly tendered for purposes of satisfying the Minimum Condition (as defined in the Offer to Purchase) if and only if the Shares subject to such guarantees have been received by the Depositary prior to the Expiration Time.

The Depositary and Paying Agent for the Offer is:

If delivering by overnight courier:	If delivery by mail:

American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

American Stock Transfer & Trust Company, LLC

Operations Center

Attn: Reorganization Department

6201 15th Avenue

Brooklyn, New York 11219

If delivering by facsimile:

For Eligible Institutions Only:

(718) 234-5001

For Telephonic Confirmation of Facsimile Receipt:

(877) 248-6417

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.

The Eligible Institution that completes this Notice of Guaranteed Delivery must communicate the guarantee to the Depositary and Paying Agent and must deliver a properly completed and duly executed Letter of Transmittal or an Agent’s Message (as defined in the Offer to Purchase) and certificates for Shares or book-entry Shares that are the subject of this Notice of Guaranteed Delivery to the Depositary and Paying Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:

The undersigned hereby tenders to Coral Merger Sub Inc., a Delaware corporation (the “Offeror”) and a wholly owned subsidiary of Open Text Corporation, a corporation incorporated under the federal laws of Canada upon the terms and subject to the conditions set forth in the Offer to Purchase, dated November 25, 2019 (the “Offer to Purchase”), and the related Letter of Transmittal (which, together with the Offer to Purchase, as each may be amended or supplemented from time to time as permitted therein, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of Shares, specified below, pursuant to the guaranteed delivery procedure set forth in Section 3—“Procedures for Tendering Shares” of the Offer to Purchase.

Number of Shares Tendered:

Share Certificate Number(s) (if available):

Check here and complete the information below if Shares will be tendered by book entry transfer.

Name of Tendering Institution:

DTC Participant Number:

(if applicable)

Transaction Code Number:

(if applicable) Date:

Name(s) of Record Owner(s):

(Please Type or Print)

Address(es):

(Including Zip Code)

Area Code and Telephone Number:

Signature(s):

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GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a member in good standing of a recognized Medallion Program approved by The Securities Transfer Association, Inc., including the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program and the Stock Exchanges Medallion Program (each, an “Eligible Institution”), hereby guarantees that either the certificates representing the Shares tendered hereby, in proper form for transfer, or timely confirmation of a book-entry transfer of such Shares into the Depositary and Paying Agent’s account at The Depository Trust Company (pursuant to the procedures set forth in Section 3—“Procedures for Tendering Shares” of the Offer to Purchase), together with a Letter of Transmittal (or, with respect to Eligible Institutions, a manually executed facsimile thereof), properly completed and duly executed, with any required signature guarantees (or, in the case of a book-entry transfer, an Agent’s Message and any other documents required by the Letter of Transmittal, will be received by the Depositary and Paying Agent at one of its addresses set forth above within three (3) NASDAQ Stock Market trading days after the date of execution hereof.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and Paying Agent and must deliver the Letter of Transmittal, certificates representing the Shares and/or any other required documents to the Depositary and Paying Agent within the time period shown above. Failure to do so could result in a financial loss to such Eligible Institution.

Participants should notify the Depositary prior to covering through the submission of a physical security directly to the Depositary based on a guaranteed delivery that was submitted via DTC’s PTOP platform.

Name of Firm:

Address:

(Including Zip Code)

Area Code and Telephone Number:

Authorized Signature:

Name:

(Please Type or Print)

Title:

Dated:

NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY. SHARE CERTIFICATES REPRESENTING TENDERED SHARES ARE TO BE DELIVERED WITH THE LETTER OF TRANSMITTAL.

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